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                                                                    EXHIBIT 3.6

                                   FORM OF

                                  AMENDMENT

                                      TO

                AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                      OF

                       PHOENIX INTERNATIONAL LTD., INC.

         1. The name of the corporation is Phoenix International Ltd., Inc. (the "Corporation").

         2. On May 24, 1996, the Board of Directors adopted a resolution recommending the submission of the amendments (the "Amendments") to the Amended and Restated Articles of Incorporation set forth in paragraphs 3 and 4 herein to a vote of the shareholders in accordance with Section 607.1003 of the Florida Business Corporation Act (the "Act").

         3. Pursuant to Section 607.1003, the Amended and Restated Articles of Incorporation are hereby amended as follows: paragraph (v) "Preemptive Rights"
                                                            -------------------
of Section A of Article III of the Amended and Restated Articles of Incorporation is hereby amended to read:

                                  "ARTICLE III
                                 CAPITAL STOCK

         A.      Common Stock.

         (v) Preemptive Rights. No holder of capital stock of the Corporation shall be entitled to preemptive rights."






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         4.      Pursuant to Section 607.1003, the Amended and Restated
Articles of Incorporation are hereby amended as follows: Article IV of the Amended and Restated Articles of Incorporation is hereby amended to read as follows:

                                  "ARTICLE IV
                                   DIRECTORS

         The Corporation shall have not more than eleven directors, and the number of directors shall be set by the Board of Directors as set forth in the Corporation's Bylaws. The Board of Directors shall be divided into three classes to be known as Class I, Class II, and Class III, which shall be as nearly equal in number as possible. Prior to the Initial Public Offering, of the six directors elected by the holders of the Class A Common Stock, one such director shall be classified as Class I, one other such director shall be classified as Class II and the remaining four directors shall be classified as Class III. Of the five remaining directors elected by the holders of the Class B Common Stock and Class C Common Stock, three such directors shall be classified as Class I and the remaining two shall be classified as Class II. Except in case of death, resignation, disqualification, or removal, each director shall serve for a term ending on the date of the third annual meeting of shareholders following the annual meeting at which the director was elected; provided, however, that each initial director in Class I shall hold office
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until the first annual meeting of shareholders after his election; each initial director in Class II shall hold office until the second annual meeting of shareholders after his election; and each initial director in Class III shall hold office until the third annual meeting of shareholders after his election. Despite the expiration of a director's term, he shall continue to serve until his successor, if there is to be any, has been elected and has qualified. In the event of any increase or decrease in the authorized number of directors, the newly created or eliminated directorships resulting from such an increase or decrease shall be apportioned among the three classes of directors so that the three classes remain as nearly equal in size as possible; provided,
                                                              ---------
however, that there shall be no classification of additional directors elected
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by the Board of Directors until the next meeting of shareholders called for the purposes of electing directors, at which meeting the terms of all such additional directors shall expire, and such additional directors positions, if they are to be continued, shall be apportioned among the classes of directors and nominees therefor shall be submitted to the shareholders for their vote. Upon the completion of the Initial Public Offering, the directors shall be elected by the majority vote of the Class A Stock and the Class B Stock, voting together as a single class."






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         5.      The Amendments set forth herein required shareholder approval pursuant to Section 607.1003 of the Act. The following voting groups were entitled to vote on this Amendment as follows:

                                                 Voting Group Designation
                                                 ------------------------

                                 Number of Shares            Number of Shares            Number of Shares
           Class                 Entitled to Vote             Voted in Favor              Voted Against
           -----                 ----------------             --------------              -------------
 Class A Stock
 Class B Stock

 Class C Stock

 Class A, B and C as a
 group                            ---------------             ---------------             --------------
          Totals


         The number of shares cast for this Amendment by the shareholders in each voting group was sufficient for approval by that voting group. This Amendment was adopted by the shareholders at the annual meeting of the shareholders held on June 12, 1996.

         IN WITNESS WHEREOF, Phoenix International Ltd., Inc. has caused these Articles of Amendment to be executed on this ___ day of June, 1996.

                                        PHOENIX INTERNATIONAL LTD., INC.



                                        By:
                                           ------------------------------------
                                           Bahram Yusefzadeh
                                           Chief Executive Officer and Director
                                           of Phoenix International Ltd., Inc.